UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2013

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7360 Carroll Rd, Ste 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2013, TearLab Corporation (the “Company”) entered into an Executive Employment Agreement with Elias Vamvakas (the “Employment Agreement”), effective June 7, 2013. The Employment Agreement requires Mr. Vamvakas to devote eighty percent (80%) of his full time and attention to the affairs of the Company. Pursuant to the terms of the Employment Agreement, Mr. Vamvakas is entitled to receive an annual base salary of $380,000 and is eligible for an annual discretionary bonus of fifty percent (50%) of his annual base salary, subject to his achievement of performance targets established by the board of directors of the Company (the “Board”) prior to the commencement of each fiscal year. The summary of this employment agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Mr. Vamvakas will be entitled to reimbursement of reasonable and approved (i) business expenses (including travel expenses and World Presidents’ Organization annual dues and annual forum expenses) and (ii) expenses he incurs in connection with his participation in private disability insurance coverage. The Company will provide Mr. Vamvakas with an annual discretionary account of $20,000 for club membership fees, client development and entertainment. Mr. Vamvakas also will be eligible to participate in benefit programs offered by the Company, which include vacation time and medical, short-term disability and long-term disability benefits. Mr. Vamvakas will also be entitled to separate coverage for critical illness insurance.

If Mr. Vamvakas’s employment is terminated by the Company at any time without cause (other than for death or disability) or Mr. Vamvakas resigns due to a material adverse change in the terms and conditions of his employment within six (6) months of a Change in Control (as such term is defined in the Employment Agreement), then subject to his timely execution of a release of claims, Mr. Vamvakas will be entitled to receive: (i) a lump sum payment equal to two (2) times his then-current annual base salary plus two (2) times the average of the bonus paid to him in the two (2) years preceding the year of termination, and (ii) reimbursement of group health plan insurance premiums for up to eighteen (18) months.

If Mr. Vamvakas intends to resign other than as described in the previous paragraph, the Employment Agreement requires him to give the Company written notice of at least three (3) months prior to his resignation. During the resignation notice period, the Company may, at its discretion, terminate Mr. Vamvakas’s employment before the resignation becomes effective, but in such case, Mr. Vamvakas will then be entitled to: (i) continuing payments of his base salary for the remainder of the resignation notice period; and (ii) a lump sum payment of his pro-rated bonus calculated as of the date his employment ceases.

Mr. Vamvakas will be subject to certain non-competition and non-solicitation restrictions during the term of his employment and for a period of twenty-four (24) months following any termination of his employment. However, the Employment Agreement does not prohibit Mr. Vamvakas from owning the issued shares of a corporation or the units of any publicly traded entity which are listed on a recognized stock exchange or traded in the over-the-counter market.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 7, 2013 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 26, 2013.

Proposal 1: Election of Directors. Based on the following votes, the individuals named below were each elected to serve as our directors until our next annual meeting of shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Elias Vamvakas	15,181,987	129,375	6,262,139
Anthony E. Altig	15,232,441	78,921	6,262,139
Thomas N. Davidson, Jr.	13,819,164	1,492,198	6,262,139
Adrienne L. Graves	13,798,918	1,512,444	6,262,139
Paul M. Karpecki	15,232,441	78,921	6,262,139
Richard L.Lindstrom	15,219,172	92,190	6,262,139
Donald Rindell	14,731,992	579,370	6,262,139
Brock Wright	15,220,134	91,228	6,262,139

Proposal 2: Approval of Amendments to the Company’s 2002 Stock Incentive Plan. The amendment to the Company’s 2002 Stock Incentive Plan, or the Option Plan, were more particularly described in the Company’s proxy statement. A copy of the Option Plan is attached as Exhibit 10.1 and incorporated herein by reference.

The results of the voting included 12,642,615 votes for, 2,648,999 votes against, 19,748 votes withheld, and 6,262,139 non-votes. The amendment was approved.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. The audit committee of the Board approved the selection of Ernst & Young LLP as the Company’s independent registered accounting firm and the Board’s wish to be authorized to set its remuneration.

The results of the voting included 21,384,180 votes for, 186,511 votes against, 2,810 votes withheld, and 0 non-votes. The selection of Ernst & Young was approved and the Board is authorized to fix its remuneration

Proposal 4: Advisory Vote to Approve Named Executive Officer Compensation. On an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved by our stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,269,401	36,925	5,036	6,262,139

Proposal 5: Advisory Vote on the Frequency of the Stockholder Vote on Named Executive Compensation. On an advisory basis, the stockholders indicated their preference that an advisory vote on executive compensation occur annually:

One Year	Two Years	Three Years	Abstentions
15,131,455	20,054	154,128	5,725

Based on the approval of one year as the frequency of an advisory vote on the compensation of the TearLab named executive officers, the Company’s board of directors has determined that it will hold an advisory vote on the compensation of TearLab’s named executive officers annually until the next required vote on the frequency of such an advisory vote.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2002 Stock Incentive Plan.
10.2	Executive Employment Agreement, dated June 7, 2013, by and between the Company and Elias Vamvakas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date: June 7, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated 2002 Stock Incentive Plan.
10.2	Executive Employment Agreement, dated June 7, 2013, by and between the Company and Elias Vamvakas.